FILED
in the office of the
Secretary of State of the
STATE OF NEVADA
JAN 21 1999
No. C1323-99
Dean Heller, Secretary of State

                            ARTICLES OF INCORPORATION
                                 STATE OF NEVADA

1.  NAME OF CORPORATION:  medcareonline.com, Inc.
                               -----------------------
2. RESIDENT AGENT: (designated resident agent and STREET ADDRESS in Nevada where process may be served)
    Name of Resident Agent: National Registered Agents, Inc. of Nevada
                                 ------------------------------------------
    Street Address: 202 South Minnesota Street   Carson City   NV       89703
                    --------------------------   -----------   --       -----
                     Street No.  Street Name     City          State    Zip

    Mailing Address (if different): __________________________________

3. AUTHORIZED SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value 100,000,000 Par value: $.001
    Number of shares without par value: ________

4.  GOVERNING BOARD: shall be styled as (check one):   X  Directors ___ Trustees
    The FIRST BOARD OF DIRECTORS shall consist of one members and the names and addresses are as follows:

    Harmel S. Rayat        Suite 1210-1515 West 22nd Street, Oak Brook, IL 60521
    ---------------        -----------------------------------------------------
    Name                   Address                            City/State/Zip

    -------------          -----------------------------------------------------
    Name                   Address                            City/State/Zip

    -------------          -----------------------------------------------------
    Name                   Address                            City/State/Zip

    -------------          -----------------------------------------------------
    Name                   Address                            City/State/Zip

    -------------          -----------------------------------------------------
    Name                   Address                            City/State/Zip

5. PURPOSE: The purpose of the corporation is to conduct or promote any lawful business or purpose.

6. NRS 78.037: States that the articles of incorporation may also contain a provision

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     eliminating or limiting the personal  liability of a director or officer of the corporation or its stockholders for damage for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please check one of the following: YES X NO _____

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. NUMBER OF PAGES ATTACHED 1

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles:

Corporate Creations International Inc.    Subscribed and sworn to before me this
--------------------------------------    20 day of January, 1999
Name (print)

941 Fourth Street, #200, Miami Beach, FL 33139        /s/ Luis A. Durarte
----------------------------------------------        -------------------
Address                        City/State/Zip         Notary Public

/s/ Greg K. Kureda
CORPORATE CREATIONS INTERNATIONAL INC.                NOTARY SEAL
Greg K. Kureda, Vice President

9.       CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

National Registered Agents, Inc. of Nevada hereby accepts appointment as Resident Agent for the above named corporation.

/s/ Luis A. Durarte, Asst. Sec.                       Date: 1/20/99
NATIONAL REGISTERED AGENTS, INC. OF NEVADA

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                            ARTICLES OF INCORPORATION
                                 STATE OF NEVADA
                                  ATTACHMENT #1

3.  SHARES: Continued

         In addition, the Corporation shall have the authority to issue 1,000,000 shares of preferred stock, par value $.01 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.


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